NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Second Quarter 2013 Results;
Achieves Record Quarterly Sales

Second quarter results compared to the prior year:
•Consolidated sales of $1.89 billion, growth of 13.2%
•Gross margin of 20.7%, up 60 basis points
•Net income of $65 million, up 10.9%
•Earnings per share of $1.25, up 8.7%

PITTSBURGH, July 25, 2013/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2013 second quarter results.

The following are results for the three months ended June 30, 2013 compared to the three months ended June 30, 2012:

•
Net sales were $1,894.0 million for the second quarter of 2013, compared to $1,672.7 million for the second quarter of 2012, an increase of 13.2%. Acquisitions positively impacted sales by 14.6%, foreign exchange negatively impacted sales by 0.2%, and organic sales declined 1.2%.

•	Gross profit of $392.6 million, or 20.7% of sales, for the second quarter of 2013 improved 60 basis points compared to $335.6 million, or 20.1% of sales, for the second quarter of 2012.

•
Selling, general & administrative (SG&A) expenses of $265.5 million, or 14.0% of sales, for the second quarter of 2013 increased 20 basis points, compared to $231.2 million, or 13.8% of sales, for the second quarter of 2012. Excluding acquisitions, SG&A declined $3.2 million from the prior year quarter.

•
Operating profit was $109.9 million for the current quarter, up 14.4% from $96.0 million for the comparable 2012 quarter. Operating profit as a percentage of sales was 5.8% in 2013, up 10 basis points from 5.7% in 2012.

•
Interest expense for the second quarter of 2013 was $21.8 million, compared to $11.5 million for the second quarter of 2012. Interest expense increased for the quarter due to the increase in indebtedness in late 2012 associated primarily with the EECOL acquisition. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the second quarter of 2013 and 2012 was $2.1 million and $1.4 million, respectively.

•	The effective tax rate for the current quarter was 25.8%, compared to 30.3% for the prior year second quarter.

•	Net income attributable to WESCO International, Inc. of $65.3 million for current quarter was up 10.9% from $58.9 million for the prior year quarter.

•
Earnings per diluted share for the second quarter of 2013 were $1.25 per share, based on 52.3 million diluted shares, and were up 8.7% from $1.15 per share in the second quarter of 2012, based on 51.1 million diluted shares.

•	Free cash flow for the second quarter of 2013 was $33.6 million, or 52% of net income, compared to $49.1 million for the second quarter of 2012.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our second quarter results reflect continued solid execution in a challenging economic environment with end market conditions consistent with our prior expectations.  While organic sales declined 1% versus prior year, business momentum improved through the quarter with June sales per workday up 2%, driven by growth in Lighting and continued strength in Utility.  Our acquisitions continue to perform well and we remain on track to deliver our full year EPS accretion expectations for EECOL.  Free cash flow was directed to debt reduction and our financial leverage is now at the upper end of our targeted range on a proforma basis.  We are seeing the positive impact of our One WESCO sales, productivity and LEAN initiatives on our business as we continue to invest in our growth engines and manage an active acquisition pipeline.  We see excellent opportunities to further expand and strengthen our portfolio in the second half of 2013 into 2014.  We expect organic sales growth in the second half but less than our prior expectations, and have revised our full year outlook to approximately $5.15 to $5.35 earnings per diluted share, which equates to 18% to 22% growth over prior year, excluding the ArcelorMittal litigation impacts.”

The following results are for the six months ended June 30, 2013 compared to the six months ended June 30, 2012.

•
Net sales were $3,702.0 million for the first six months of 2013, compared to $3,278.7 million for the first six months of 2012. The 12.9% increase in sales includes a 15.3% positive impact from acquisitions, a 2.3% negative impact from organic sales, and a negative 0.1% exchange rate impact. Adjusting for the impact of one less workday in the period, normalized organic sales declined approximately 1.5%.

•	Gross profit of $773.6 million, or 20.9% of sales, for the first six months of 2013 was up 90 basis points, compared to $655.4 million, or 20.0% of sales, for the first six months of 2012.

•
SG&A expenses of $493.0 million, or 13.3% of sales, for the first six months of 2013 decreased 70 basis points, compared to $459.3 million, or 14.0% of sales, for the first six months of 2012. SG&A expenses for the first six months of 2013 include a $36.1 million favorable impact resulting from the recognition of insurance coverage relating to a litigation-related charge recorded in the fourth quarter of 2012. Excluding the impact of this favorable item, SG&A expenses were $529.1 million, or 14.3% of sales.

•
Operating profit was $246.7 million for the first six months of 2013, up 37.4% from $179.6 million for the comparable 2012 period. Operating profit as a percentage of sales was 6.7% in 2013, up 120 basis points from 5.5% in 2012. Excluding the favorable impact resulting from the recognition of insurance coverage on a litigation matter, operating profit was $210.6 million, or 5.7% of sales.

•
Interest expense for the first six months of 2013 was $43.7 million, compared to $20.4 million for the first six months of 2012. Interest expense increased for the first six months of 2013 due to the increase in indebtedness in late 2012 associated with the EECOL acquisition. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the first six months of 2013 and 2012 was $4.4 million of expense and $0.5 million of income, respectively. Non-cash interest for the six months ended June 30, 2012 included a favorable adjustment of $3.2 million of previously recorded interest related to uncertain tax positions. This adjustment was a result of a favorable Internal Revenue Service appeals settlement in the first quarter of 2012 related to the years 2000 to 2006.

•	The effective six-month tax rate was 26.4% for 2013 compared to 29.7% for 2012.

•
Net income attributable to WESCO International, Inc. of $149.3 million for the first six months of 2013 was up 33.5% from $111.9 million for the first six months of 2012. Excluding the favorable impacts of the recognition of insurance coverage on a litigation matter and the Internal Revenue Service appeals settlement in the first six months of 2013 and 2012, respectively, adjusted net income for the first six months of 2013 was $123.8 million, compared to $109.9 million in the first six months of 2012, an increase of 12.6%.

•
Earnings per diluted share for the first six months of 2013 were up 30.7% to $2.85 per share, based on 52.4 million diluted shares, versus $2.18 per share for the first six months of 2012, based on 51.2 million diluted shares. Excluding the favorable impact of non-recurring items in both years, adjusted earnings per diluted share in the first six months of 2013 were $2.36, compared to $2.15 in the corresponding prior year period.

•
Free cash flow for the six months of 2013 was $108.0 million, or 72% of net income, compared to $102.9 million in the comparable prior year period. Excluding the favorable impact of non-recurring items, free cash flow was 87% of adjusted net income for the first six months of 2013.

Mr. Engel continued, “As consolidation and outsourcing continues in our industry, customers are increasingly looking for a one-stop-shop to manage their supply chain needs.  Our One WESCO value proposition provides customers with the comprehensive product and service solutions they need to meet their MRO, OEM and Capital Project management requirements.  As a result of the investments we are making in our people, our processes, and our business, we are well positioned for continued value creation.”

# # #

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the second quarter earnings as described in this News Release on Thursday, July 25, 2013, at 11:00 a.m. E.D.T. The call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

# # #

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2012 annual sales were approximately $6.6 billion. The Company employs approximately 9,000 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 475 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

# # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2013		June 30, 2012
Net sales	$1,894.0		$1,672.7
Cost of goods sold (excluding	1,501.4	79.3%	1,337.1	79.9%
depreciation and amortization below)
Selling, general and administrative expenses	265.5	14.0%	231.2	13.8%
Depreciation and amortization	17.2		8.4
Income from operations	109.9	5.8%	96.0	5.7%
Interest expense, net	21.8		11.5
Income before income taxes	88.1	4.7%	84.5	5.1%
Provision for income taxes	22.7		25.6
Net income	65.4	3.5%	58.9	3.5%
Less: Net income attributable to noncontrolling interest	0.1		—
Net income attributable to WESCO International, Inc.	$65.3	3.4%	$58.9	3.5%

Earnings per diluted common share	$1.25		$1.15
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	52.3		51.1

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2013		June 30, 2012
Net sales	$3,702.0		$3,278.7
Cost of goods sold (excluding	2,928.4	79.1%	2,623.3	80.0%
depreciation and amortization below)
Selling, general and administrative expenses	493.0	13.3%	459.3	14.0%
Depreciation and amortization	33.9		16.5
Income from operations	246.7	6.7%	179.6	5.5%
Interest expense, net	43.7		20.4
Income before income taxes	203.0	5.5%	159.2	4.9%
Provision for income taxes	53.6		47.3
Net income	149.4	4.0%	111.9	3.4%
Less: Net income attributable to noncontrolling interest	0.1		—
Net income attributable to WESCO International, Inc.	$149.3	4.0%	$111.9	3.4%

Earnings per diluted common share	$2.85		$2.18
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	52.4		51.2

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$104.5	$86.1
Trade accounts receivable, net	1,101.8	1,036.2
Inventories, net	808.7	794.0
Current deferred income taxes	30.6	42.1
Other current assets	149.1	143.4
Total current assets	2,194.7	2,101.8
Other assets	2,441.0	2,527.8
Total assets	$4,635.7	$4,629.6

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$754.1	$706.6
Current debt and short-term borrowings	43.5	39.8
Other current liabilities	243.5	261.6
Total current liabilities	1,041.1	1,008.0

Long-term debt	1,572.4	1,695.4
Other noncurrent liabilities	379.6	372.5
Total liabilities	2,993.1	3,075.9

Stockholders' Equity
Total stockholders' equity	1,642.6	1,553.7
Total liabilities and stockholders' equity	$4,635.7	$4,629.6

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Operating Activities:
Net income	$149.4	$111.9
Add back (deduct):
Depreciation and amortization	33.9	16.5
Deferred income taxes	26.8	14.0
Change in Trade and other receivables, net	(105.0)	(59.1)
Change in Inventories, net	(27.7)	(17.4)
Change in Accounts Payable	53.3	61.2
Other	(10.9)	(11.9)
Net cash provided by operating activities	119.8	115.2

Investing Activities:
Capital expenditures	(11.8)	(12.3)
Acquisition payments	—	(22.0)
Other	9.7	—
Net cash used by investing activities	(2.1)	(34.3)

Financing Activities:
Debt proceeds (repayments)	(105.0)	(67.6)
Equity activity, net	(1.0)	(1.4)
Other	8.1	(3.7)
Net cash used by financing activities	(97.9)	(72.7)

Effect of exchange rate changes on cash and cash equivalents	(1.4)	0.1

Net change in cash and cash equivalents	18.4	8.3
Cash and cash equivalents at the beginning of the period	86.1	63.9
Cash and cash equivalents at the end of the period	$104.5	$72.2

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit, organic sales growth, and adjusted earnings per share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
Financial Leverage:	June 30, 2013	December 31, 2012
(dollar amounts in thousands)
Income from operations	$400.1	$332.9
Add: ArcelorMittal litigation charge	—	36.1
Depreciation and amortization	54.9	37.6
Adjusted EBITDA	$455.0	$406.6

	June 30, 2013	December 31, 2012
Current debt	$43.5	$39.8
Long-term debt	1,572.4	1,695.4
Debt discount related to convertible debentures (1)	181.3	183.6
Total debt including debt discount	$1,797.2	$1,918.8

Financial leverage ratio	3.9	4.7

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by Adjusted EBITDA. Adjusted EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization, excluding the ArcelorMittal litigation charge.

(1)The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Free Cash Flow:	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
(dollar amounts in millions)
Cash flow provided by operations	$39.4	$56.9	$119.8	$115.2
Less: Capital expenditures	(5.8)	(7.8)	(11.8)	(12.3)
Free cash flow	$33.6	$49.1	$108.0	$102.9

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended	Three Months Ended
Gross Profit:	June 30, 2013	June 30, 2012
(dollar amounts in millions)
Net Sales	$1,894.0	$1,672.7
Cost of goods sold (excluding depreciation and amortization)	1,501.4	1,337.1
Gross profit	$392.6	$335.6
Gross margin	20.7%	20.1%

	Six Months Ended	Six Months Ended
Gross Profit:	June 30, 2013	June 30, 2012
(dollar amounts in millions)
Net Sales	$3,702.0	$3,278.7
Cost of goods sold (excluding depreciation and amortization)	2,928.4	2,623.3
Gross profit	$773.6	$655.4
Gross margin	20.9%	20.0%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

	Three Months Ended	Six Months Ended
Normalized Organic Sales Growth:	June 30, 2013	June 30, 2013

Change in net sales	13.2%	12.9%
Impact from acquisitions	14.6%	15.3%
Impact from foreign exchange rates	(0.2)%	(0.1)%
Impact from number of workdays	—%	(0.8)%
Normalized organic sales growth	(1.2)%	(1.5)%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Adjusted Earnings per Share:	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
(amounts in millions, except EPS)
Income before income taxes	$88.1	$84.5	$203.0	$159.2
Less: Favorable IRS appeals settlement	—	—	—	(3.2)
Less: Recognition of insurance coverage for ArcelorMittal litigation charge	—	—	(36.1)	—
Adjusted income before income taxes	88.1	84.5	166.9	156.0
Provision for income taxes	22.7	25.6	43.0	46.1
Adjusted net income	65.4	58.9	123.9	109.9
Less: Net income attributable to noncontrolling interest	0.1	—	0.1	—
Adjusted net income attributable to WESCO International, Inc.	$65.3	$58.9	$123.8	$109.9

Adjusted earnings per diluted common share	$1.25	$1.15	$2.36	$2.15

Weighted average common shares outstanding and common share equivalents used in computing earnings per diluted share	52.3	51.1	52.4	51.2

Year Ended
Adjusted income from operations:	December 31, 2012
(amounts in millions, except EPS)
Income from operations	$332.9
Add: ArcelorMittal litigation charge	36.1
Adjusted income from operations	$369.0

Adjusted net income attributable to WESCO International, Inc.:
Net income attributable to WESCO International, Inc.	$201.8
Add: ArcelorMittal litigation charge, net of tax	22.0
Adjusted net income attributable to WESCO International, Inc.	$223.8

Adjusted Diluted EPS:
Diluted share count	51.1
Adjusted Diluted EPS	$4.38

Note: Adjusted earnings per share is provided by the Company as an additional financial measure. Adjusted earnings per share is calculated by eliminating the impact of the reversal of ArcelorMittal litigation charge and the favorable IRS appeals settlement from Income before income taxes. The adjusted net income attributable to WESCO International, Inc. is divided by the weighted average common shares outstanding and common share equivalents.